UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)of
the Securities Exchange Act of 1934

                                October 18, 2005
(Date of Report (Date of Earliest Event Reported))

                                 LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Indentification Number)

1284 North Telegraph Road, Monroe, Michigan	48162-3390
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code (734) 241-4074

                                           None

        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01: Regulation FD Disclosure

On October 18, 2005, the Registrant issued a press release updating the fiscal 2006 second quarter earnings guidance.  A copy of the press release is attached hereto as Exhibit 99.

Item 9.01  Financial Statements and Exhibits

The following exhibit is furnished as part of this report:

Exhibit No.	Description
99	Press Release issued October 18, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED (Registrant)

Date: October 18, 2005

BY: /S/ Louis M. Riccio, Jr. Louis M. Riccio, Jr. Corporate Controller On behalf of the registrant and as Chief Accounting Officer

Exhibit 99

NEWS RELEASE

Contact: Mark Stegeman	(734) 241-4418	mark.stegeman@la-z-boy.com

LA-Z-BOY UPDATES GUIDANCE

MONROE, MI. October 18, 2005—Following its recent release regarding supply chain issues and their impact to earnings, La-Z-Boy Incorporated (NYSE, PCX: LZB) today announced that sales for the second quarter ending October 29, 2005 are expected to be down in the low teen-digit range versus last year’s second quarter and down from the low single-digit range decrease originally forecasted. La-Z-Boy expects to post a per share loss in the range of $0.17 to $0.21, including $0.09 to $0.10 per share of a previously announced restructuring charge. Prior to its decision to incur the related restructuring charge and close its Waterloo, Ontario plant, and before the supply chain issue arose, the company had said it expected to post quarterly earnings per share of $0.17 to $0.21. During last year’s second fiscal quarter, La-Z-Boy earned $0.15 per share from continuing operations. Both of these periods include the results of VIEs (Variable Interest Entities).

La-Z-Boy President and CEO Kurt Darrow said, “Our results for the quarter are being impacted by three factors. The first is an industry-wide supply chain issue primarily relating to the allocation of polyurethane foam, which limits our production efficiency, increases our raw materials costs, and constrains our ability to meet customer demand. Second, our forecasted sales decline, in addition to our supply chain issues, has been further impacted by an even slower than anticipated retail environment than when we issued our original forecast. This is attributable to the substantial drop in consumer confidence following Hurricanes Katrina and Rita as well as continued interest rate increases and high energy prices. And, finally, our earnings will be reduced by the previously announced restructuring charge associated with the closure of our Waterloo upholstery plant.

“For the quarter, we expect to see the largest portion of our sales decline in the upholstery business with about half stemming from supply chain issues and the remainder due to soft market conditions. The supply chain issues are due to the shortage of polyurethane foam after our main supplier put its customers on 50 percent allocation due to the industry-wide shortage of TDI (toluene diisocyanate), a key component of foam. We are encouraged that all four of the country’s TDI plants are back in operation following surrounding-area hurricane damage and we understand they will begin producing at full capacity shortly. In the meantime, we continue to work diligently with our foam suppliers to source the greatest amount possible. Since upholstery is our predominant segment, the supply chain issues have magnified our overall expected sales and operating income shortfall. We continue to make significant progress in our casegoods business, although we expect it to be impacted somewhat by the current retail environment.”

Darrow concluded, “Given the series of unlikely events this quarter, including tornado damage to our wood parts facility in Newton, Mississippi, we have scaled down our production accordingly and are focused on cost cutting and expense control. Importantly, we continue to be in constant communication with our customers regarding deliveries and the inevitable price adjustments that will result from increases in raw material costs. The situation with TDI remains fluid but appears to be stabilizing and indications are that we should see weekly improvement in the supply of polyurethane allowing us to gradually increase our production. With a steady build in our backlogs and the concurrent improvement in poly supplies, we would expect the volume losses we experienced in October due to supply issues will be recovered in the third quarter as our retail partners replenish their inventories. We will update the investment community on the status of TDI and poly when we release our second-quarter numbers next month.”

La-Z-Boy plans to report its 2006 fiscal second quarter operating results after the market close on Tuesday, November 15, 2005, with its regular quarterly investor conference call the following morning, Wednesday, November 16, 2005, at 8:30 a.m. EST.

Forward-looking Information

Any forward-looking statements contained in this news release are based on current information and assumptions and represent management’s best judgment at the present time. Actual results could differ materially from those anticipated or projected due to a number of factors. These factors include, but are not limited to: changes in consumer confidence, changes in demographics, changes in housing sales, the impact of terrorism or war, energy price changes, the impact of logistics on imports, the impact of interest rate changes, the effects of the ruling on tariffs by the U.S. Department of Commerce and potential disruptions from Chinese imports, the availability and cost of capital, the impact of imports as it relates to continued domestic production, raw material price changes, changes in currency rates, competitive factors, operating factors, such as supply, labor, or distribution disruptions including changes in operating conditions or costs, effects of restructuring actions, changes in the domestic or international regulatory environment, not fully realizing cost reductions through restructurings, ability to implement global sourcing organization strategies, the future financial performance and condition of independently owned dealers that we are required to consolidate into our financial statements or changes requiring us to consolidate additional independently owned dealers, the impact of new manufacturing technologies, the impact of adopting new accounting principles, fair value changes to our intangible assets due to actual results differing from projected, the impact of severe weather, factors relating to acquisitions and other factors identified from time to time in the company’s reports filed with the Securities and Exchange Commission.

Additional Information

This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the Securities and Exchange Commission, which is available at http://www.la-z-boy.com/about/investorRelations/sec_filings.aspx . Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at:

http://www.la-z-boy.com/about/investorRelations/IR_email_alerts.aspx.

Background Information

With annual sales of over $2 billion, La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home, as well as for the hospitality, health care and assisted-living industries. The La-Z-Boy Upholstery Group companies are Bauhaus, Centurion, Clayton Marcus, England, La-Z-Boy, and Sam Moore. The La-Z-Boy Casegoods Group companies are American Drew, American of Martinsville, Hammary, Kincaid, Lea and Pennsylvania House.

The corporation’s vast proprietary distribution network is dedicated exclusively to selling La-Z-Boy Incorporated products and brands, and includes 332 stand-alone La-Z-Boy Furniture Galleries® stores and 338 La-Z-Boy In-Store Galleries, in addition to in-store gallery programs at the company’s Kincaid, Pennsylvania House, Clayton Marcus, England and Lea operating units. According to industry trade publication In Furniture, the La-Z-Boy Furniture Galleries retail network is North America’s largest single-brand furniture retailer. Additional information is available at http://www.la-z-boy.com/ .